AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 1996
                                                   REGISTRATION NO. 333-



                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              __________________

                                  FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER
                          THE SECURITIES ACT OF 1933


                         DIME FINANCIAL CORPORATION
         (Exact name of registrant as specified in its charter)

               CONNECTICUT                                    06-1237470
      (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                   Identification Number)

                                 95 BARNES ROAD
                        WALLINGFORD, CONNECTICUT 06492

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                          DIME FINANCIAL CORPORATION
                     NON-QUALIFIED STOCK OPTION AGREEMENT
                            FOR MR. RALPH D. LUKENS

                     THE DIME SAVINGS BANK OF WALLINGFORD
               NON-QUALIFIED STOCK OPTION AGREEMENT, AS AMENDED,
                           FOR MR. M. JOSEPH CANAVAN

                     THE DIME SAVINGS BANK OF WALLINGFORD
               NON-QUALIFIED STOCK OPTION AGREEMENT, AS AMENDED,
                           FOR MR. WILLIAM J. FARRELL

                           (Full Titles of the Plans)


                          ELEANOR M. TOLLA, SECRETARY
                          DIME FINANCIAL CORPORATION
                                  95 BARNES ROAD
                         WALLINGFORD, CONNECTICUT 06492
                                 (203) 269-8881

       (Telephone number, including area code, of agent for service)


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement when warranted by market conditions and other factors.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the
        same offering.  [   ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the Prospectus is expected to be made pursuant to Rule
        434, please check the following box.  [   ]


                                  CALCULATION OF REGISTRATION FEE

Title of Securities to be         |Amount to be      |Proposed Maximum Offering   |Proposed Maximum Aggregate   |    Amount of
Registered                        |Registered(2)     |   Price Per Unit(1)        |    Offering Price(1)        |Registration Fee
|Common Stock, $1.00 par value    |20,000 shares     |        $14.875             |        $297,500             |    $102.59

(1) For purposes of Rule 457(c), the date specified for determining the average of the high and low prices reported in the consolidated reporting system is July 17, 1996.
(2) Up to 10,000 shares may be issued under the Dime Financial Corporation Non-Qualified Stock Option Agreement for Mr. Ralph D. Lukens, up to 5,000 shares may be issued under The Dime Savings Bank of Wallingford Non-Qualified Stock Option Agreement, as amended, for Mr. M. Joseph Canavan and up to 5,000 shares may be issued under The Dime Savings Bank of Wallingford Non-Qualified Stock Option Agreement, as amended, for Mr. William J. Farrell.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


        This Registration Statement relates to shares of common stock, $1.00 par value (the "Common Stock"), of Dime Financial Corporation (the "Company") to be issued upon the exercise of options granted pursuant to the Dime Financial Corporation Non-Qualified Stock Option Agreement for Mr. Ralph D. Lukens dated as of May 9, 1995 (the "Lukens Agreement"), The Dime Savings Bank of Wallingford Non-Qualified Stock Option Agreement, as amended, for Mr. M. Joseph Canavan dated as of June 20, 1988 (the "Canavan Agreement") and The Dime Savings Bank of Wallingford Non-Qualified Stock Option Agreement, as amended, for Mr. William J. Farrell dated as of June 20, 1988 (the "Farrell Agreement") (the Lukens Agreement, the Canavan Agreement and the Farrell Agreement, collectively, the "Agreements") to Lukens, Canavan and Farrell, respectively. An aggregate of up to 10,000 shares of Common Stock may be issued upon the exercise of options granted pursuant to the Lukens Agreement, subject to adjustment as provided in The Dime Savings Bank of Wallingford 1986 Stock Option Plan for Outside Directors (the "Directors Plan"). An aggregate of up to 5,000 shares of Common Stock may be issued upon the exercise of options granted pursuant to the Canavan Agreement, subject to adjustment as provided in the Directors Plan. An aggregate of up to 5,000 shares of Common Stock may be issued upon the exercise of options granted pursuant to the Farrell Agreement, subject to adjustment as provided in the Directors Plan.

EXPERTS

        The consolidated financial statements of Dime Financial Corporation as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, incorporated by reference in this Registration Statement, have been so incorporated in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the aforementioned consolidated financial statements refers to changes in the methods of accounting for investment securities in 1994, and postretirement benefits other than pensions and income taxes in 1993.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

(b)     The Company's current report on Form 8-K dated January 18, 1996;

(c) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1996;

(d) The description of the Company's Common Stock which is contained in its registration statement filed under the 1934 Act, and any amendment or report filed under the 1934 Act for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

        This Item is not applicable to the securities to be registered hereby.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        The legality of the Common Stock is being passed on for the Company by Day, Berry & Howard, CityPlace I, Hartford, Connecticut.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company is a Connecticut corporation. Section 33-320a of the Connecticut General Statutes ("C.G.S.") provides that a Connecticut corporation shall, under certain circumstances, indemnify its directors, officers, employees, agents and certain other persons.

        Subsection (b) of C.G.S. Section 33-320a provides that a corporation shall indemnify any shareholder, director, officer, employee or agent of the corporation or an eligible outside party, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against judgments, fines, penalties, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding provided (1) that such person was successful on the merits in the defense of such action, suit or proceeding, or (2) that it shall be concluded that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, provided that such person had no reason to believe his conduct was unlawful, or (3) that a court shall have determined that in view of all the circumstances, such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine; except that, in connection with an alleged claim based upon the purchase or sale of securities, the corporation shall only indemnify such person after a court shall have determined that in view of all the circumstances, he is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine.

        Subsection (c) of C.G.S. Section 33-320a provides that, where a shareholder, director, officer, employee or agent of the corporation was or is a party or was threatened to be made a party to a proceeding by or in the right of the corporation, the corporation shall indemnify him against reasonable expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the proceeding or any appeal therein in relation to matters as to which he is finally adjudged not to have breached his duty to the corporation. The corporation shall also indemnify a shareholder, director, officer, employee or agent of the corporation if a court determines that in view of all the circumstances, such person is fairly and reasonably entitled to be indemnified; however, in such a situation, the individual shall only be indemnified for such amount as the court determines to be appropriate. Furthermore, the statute provides that the corporation shall not indemnify such person for amounts paid to the corporation, to a plaintiff or to counsel for a plaintiff in settling or otherwise disposing of a threatened or pending action, with or without court approval, or for expenses incurred in defending a threatened action or a pending action which is settled or otherwise disposed of without court approval.

        C.G.S. Section 33-320a is an exclusive statute. A corporation cannot indemnify a shareholder, director, officer, employee or agent of the corporation to an extent either greater or less than that authorized by the statute; provided, however, that the statute specifically authorizes a corporation to procure insurance providing greater indemnification rights than those set out in C.G.S. Section 33-320a.

        Consistent with the statute, the Company has obtained insurance for its directors and officers which supplements the indemnification rights provided to those individuals by C.G.S. Section 33-320a. Unlike the statute, such a policy does not require an after-the-fact determination of good faith in order for the insured director or officer to receive the benefits provided under the policy nor does it require affirmative judicial or corporate action as a prerequisite to the insurance company's duty to pay for the defense of the insured director or officer under the policy. Furthermore, the insurance policy covers directors and officers for any acts not specifically excluded for which the director or officer is not eligible for indemnification under C.G.S. Section 33-320a to the extent such coverage does not violate public policy.

        Article Eighteenth of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") limits the personal liability of directors for monetary damages to the corporation and its shareholders for a breach of duty as a director to the amount of the compensation received by the director for serving the corporation during the year of the alleged breach of duty, with certain exceptions set forth therein.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

        This Item is not applicable to the securities to be registered hereby.

ITEM 8.  EXHIBITS

Exhibit No.                                               Description

4.1 Dime Financial Corporation Non-Qualified Stock Option Agreement for Mr. Ralph D. Lukens.

4.2 The Dime Savings Bank of Wallingford Non-Qualified Stock Option Agreement, as amended, for Mr. M. Joseph Canavan.

4.3 The Dime Savings Bank of Wallingford Non-Qualified Stock Option Agreement, as amended, for Mr. William J. Farrell.

4.4 Dime Financial Corporation 1986 Stock Option Plan for Outside Directors (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-4 (No. 33-23054) filed on July 8, 1988).

4.5 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (No. 33-230504) filed on July 9, 1988); Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1990).

4.6 By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (No. 33-230504) filed on July 9, 1988).

5 Opinion of Counsel as to the legality of the securities being registered.

23.1     Consent of Independent Auditors.

23.2     Consent of Counsel (See Exhibit 5).

24       Power of Attorney (See signature page).

ITEM 9.  UNDERTAKINGS

A.      Undertaking to Update Annually

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plans of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking With Respect to Incorporating Subsequent Exchange Act Documents By Reference

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Undertaking With Respect to Indemnification of Directors, Officers or Controlling Persons.

        Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                            SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wallingford, State of Connecticut, on July 17, 1996.

                                                     DIME FINANCIAL CORPORATION


                                                     By: /s/ Richard H. Dionne

                                                        Name: Richard H. Dionne
                                                        Title: President and
Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes Richard H. Dionne and Eleanor M. Tolla and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.

Signature                 Title                                 Date

/s/ Ralph D. Lukens       Chairman of the Board of Directors     July 17, 1996

Ralph D. Lukens


/s/ Richard H. Dionne     President, Chief Executive Officer and July 17, 1996
Richard H. Dionne         Director (Principal Executive Officer)

/s/ Albert E. Fiacre, Jr. Senior Vice President and Chief        July 17, 1996
Albert E. Fiacre, Jr.     Financial Officer (Principal Financial
			  and Accounting Officer)

/s/ Robert P. Simon       Vice President and Comptroller         July 17, 1996
Robert P. Simon

/s/ Gary O. Olson         Director                               July 17, 1996
Gary O. Olson

/s/ Fred A. Valenti       Director                               July 17, 1996
Fred A. Valenti

/s/ Rosalind F. Gallagher Director                               July 17, 1996
Rosalind F. Gallagher

/s/ Robert Nicoletti      Director                               July 17, 1996
Robert Nicoletti

/s/ M. Joseph Canavan     Director                               July 17, 1996
M. Joseph Canavan

/s/ William J. Farrell    Director                               July 17, 1996
William J. Farrell

/s/ Richard D. Stapleton  Director                               July 17, 1996
Richard D. Stapleton

/s/ Theodore H. Horwitz   Director                               July 17, 1996
Theodore H. Horwitz

(A majority of the Board of Directors)